As filed with the Securities and Exchange Commission on December 30, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
APRICUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	87-0449967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300
San Diego, California 92130
(858) 222-8041
(Address, including zip code, and telephone number, including area code, of
Registrant’s principal executive offices)

Randy Berholtz, Esq.
Executive Vice President, General Counsel & Secretary
Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
(858) 222-8041
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Ryan A. Murr, Esq.
Ropes & Gray LLP
Three Embarcadero Center
San Francisco,  CA  94111
Telephone: (415) 315-6300

     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as the registrant shall determine.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

      If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.001 par value per share
Preferred Stock, $0.001 par value per share
Warrants
Total	$100,000,000	$11,460

(1)      There is being registered hereunder an indeterminate number of shares of common stock, preferred stock,  and warrants that may be issued by the registrant at various times and at indeterminate prices, with a total offering price not to exceed $100,000,000. Pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable by the registrant with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions, as well as related preferred stock purchase rights.

Pursuant to Rule 457(i) under the Securities Act, the shares being registered hereunder include:

•             Such indeterminate number of shares of common stock as may be issuable by the registrant upon conversion or exchange of any preferred stock or warrants issued under this registration statement.
•             Such indeterminate number of shares of preferred stock as may be issuable by the registrant upon conversion or exchange of any preferred stock or warrants issued under this registration statement.
•              An indeterminate number of warrants to purchase common stock and/or preferred stock of one or more series. Pursuant to Rule 457(i) under the Securities Act, the warrants being registered hereunder include such indeterminate number of warrants as may be issuable by the registrant upon conversion or exchange of any preferred stock issued by the registrant under this registration statement.

In no event will the aggregate offering price of all securities issued by the registrant from time to time pursuant to this registration statement exceed $100,000,000. The securities registered by the registrant hereunder may be sold separately or with other securities registered hereunder.

(2)             Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED December 30, 2011

PROSPECTUS
$100,000,000

APRICUS BIOSCIENCES, INC.

Common Stock
Preferred Stock
Warrants

We may offer and sell an indeterminate number of shares of our common stock, preferred stock and warrants from time to time under this prospectus. We may offer these securities separately or as units, which may include combinations of the securities.  We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select.  If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock trades on the NASDAQ Capital Market under the symbol “APRI.” On December 29, 2011, the closing price for our common stock, as reported on the NASDAQ Capital Market, was $5.16 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page 3 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 30, 2011

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized anyone to provide you with information different from that contained in this prospectus. Offers to sell, and offers to buy, the shares of common stock are valid only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a shelf registration process. Under the shelf registration process, we may offer shares of our common stock, preferred stock and warrants to purchase any of such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	dividends or other payments, if any;
•	redemption, conversion, exchange, settlement or sinking fund terms, if any;
•
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;
•	voting or other rights, if any; and
•	important federal income tax considerations.

A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC's public reading room mentioned under the heading “Where You Can Find More Information.”

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement additional information, including:

•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our Articles of Incorporation, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 authorized shares of preferred stock in one or more series and to fix the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.  Of our authorized preferred stock, 1,000,000 have been designated as Series A Junior Participating Preferred Stock, 800 have been designated as Series B 8% Cumulative Convertible Preferred Stock, 600 have been designated as Series C 6% Cumulative Convertible Preferred Stock and 50,000 have been designated as Series D Junior Participating Cumulative Preferred Stock.

If we issue preferred stock, we will fix the voting rights, designations, preferences, limitations, restrictions, privileges and relative rights of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of such series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Warrants. We may issue warrants for the purchase of common stock or preferred stock in one or more series, from time to time. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

  ABOUT APRICUS BIOSCIENCES, INC.

We are a Nevada corporation and have been in existence since 1987.  On September 10, 2010, the Company changed its name from “NexMed, Inc.” to “Apricus Biosciences, Inc.”  We have operated in the pharmaceutical industry since 1995, focusing primarily on research and development in the area of drug delivery.  Our proprietary drug delivery technology is called NexACT® and we have one approved drug, Vitaros®, which is approved in Canada for the treatment of erectile dysfunction.

We are seeking to expand the potential uses of the NexACT® technology into the topical, transdermal, oral, subcutaneous, ocular and rectal delivery of multi-classes of drugs for these and other indications.  Our pipeline of product candidates includes Femprox® for female sexual arousal disorder, MycoVa™ for onychomycosis excluding tinea pedis (nail fungal infection), RayVa™ for Raynaud’s Syndrome and PrevOnco™ for liver cancer.  We are seeking to enhance our business development activities by offering potential partners clearly defined regulatory paths for our product candidates under development.  We are also developing a consumer portfolio by developing drugs that may be marketed through the over the counter (“OTC”) 510(k) process as medical devices or through abbreviated new drug applications (“ANDA”).

Our principal executive offices are at 11975 El Camino Real, Suite 300, San Diego, California 92130 and our telephone number is (858) 222-8041.  Our website is www.apricusbio.com; no portion of our website is incorporated by reference into this prospectus.

RISK FACTORS

We are in the early stages of launching our commercial pharmaceutical revenue generating operations and do not have a history of sales revenues.  Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.  This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the other documents incorporated by reference into this prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and the other documents incorporated into this prospectus by reference that are not historical facts are identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, or the Securities Act. Forward-looking statements include projections, assumptions or information concerning possible or assumed future actions, events or our results of operations. These statements involve estimates and assumptions based on the judgment of the company’s management. A number of risks and uncertainties may cause actual results to differ materially from those suggested by the forward-looking statements.

Forward-looking statements include the information in this prospectus and the other documents incorporated by reference into this prospectus. These statements may be made regarding the business, operations, financial performance and condition, earnings, our prospects and products, as well as regarding our industry generally. These statements may be preceded by, followed by or include the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “should” or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. We do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Forward-looking statements are not guarantees of performance. You should understand that these factors, in addition to those discussed in “Risk Factors” above and elsewhere in this document, and in the documents that are incorporated by reference into this prospectus, could affect our future results and could cause those results or other outcomes to differ materially from those expressed or implied in any forward-looking statement.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock and warrants to purchase any such securities with a total value of up to $100,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering.  Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby.  Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of our securities hereby primarily for general working capital.  We may also use a portion of the net proceeds to pay off outstanding indebtedness and/or acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, except for those we have described publicly, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer preference equity securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;
•	directly to investors; or
•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NASDAQ Stock Market or other principal market for our common stock. We may apply to list any preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock or Preferred Stock offered hereby will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.  The binding nature of any warrants being offered hereby will be passed upon by Ropes & Gray LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries as of December 31, 2009 and for the years ended December 31, 2009 and 2008 incorporated by reference in this registration statement have been audited by Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, as set forth in their report, before the effects of the adjustments relating to the 15 to 1 reverse stock split, (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) incorporated by reference herein, and is incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On August 16, 2010, we were notified that Amper, Politziner & Mattia, LLP combined its practice with that of Eisner LLP and the name of the combined practice operate under the name EisnerAmper LLP.

The consolidated financial statements of Apricus Biosciences, Inc. and Subsidiaries  as of December 31, 2010 and for the year then ended  incorporated by reference in this registration statement have been audited by EisnerAmper LLP, an independent registered public accounting firm, as set forth in their report (which contains an explanatory paragraph relating to the Company’s 15 to 1 reverse stock split as described in Note 1 to the consolidated financial statements)  incorporated by reference herein, and is  incorporated in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” information in documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the Securities and Exchange Commission automatically will update and supersede such information. We hereby incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the securities covered by this prospectus, as amended:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed on March 10, 2011;

(2)
Our Current Reports on Form 8-K filed on January 7, 2011, February 1, 2011, February 14, 2011, March 8, 2011, March 24, 2011, May 2, 2011, May 17, 2011, June 2, 2011, July 6, 2011, September 2, 2011, November 21, 2011, December 16, 2011, December 29, 2011 and December 30, 2011;

(3)	Our Quarterly Reports on Form 10-Q filed on May 13, 2011, August 15, 2011 and November 14, 2011;

(4)	Our Definitive Proxy Statement on Schedule 14A filed on April 13, 2011, as amended;

(5)
The description of our securities contained in our Registration Statement on Form S-1 (File No. 333-269132), filed August 31, 2010, including any amendment or report filed for the purpose of updating such information.

You may request a copy of these filings (including exhibits to such filings that we have specifically incorporated by reference in such filings), at no cost, by writing or telephoning our executive offices at the following address:

Apricus Biosciences, Inc.
11975 El Camino Real, Suite 300
San Diego, California 92130
Attn: Secretary
 (858) 222-8041

You should rely only on the information provided or incorporated by reference in this prospectus or any related supplement. We have not authorized anyone else to provide you with different information. The selling stockholders have agreed not to make an offer of these shares in any state that prohibits such an offer. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the cover page of such documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the 1934 Act and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings are available to the public over the Internet at the Securities and Exchange Commission’s website at www.sec.gov, as well as at our website at www. apricusbio.com. You may also read and copy, at prescribed rates, any document we file with the Securities and Exchange Commission at the Public Reference Room of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at (800) SEC-0330 for further information on the Securities and Exchange Commission’s Public Reference Rooms.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.               Other Expenses of Issuance and Distribution.

The following table sets forth various expenses in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates except for the Securities and Exchange Commission Registration Fee.

Securities and Exchange Commission Registration Fee	$11,460
Accounting Fees	5,000
Legal Fees and Disbursements	10,000
Miscellaneous	13,540

Total:	$40,000

Item 15.              Indemnification of Directors and Officers.

Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation and our Third Amended and Restated By-Laws as against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time. Our Third Amended and Restated By-Laws contain provisions that implement the indemnification provisions of our Amended and Restated Articles of Incorporation.

Pursuant to Article X of our Amended and Restated Articles of Incorporation, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada. This Article X also says that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. Pursuant to Section 8.1 of our Third Amended and Restated By-Laws, no officer or director shall be personally liable for any obligations arising out of any of his or her acts or conduct performed for or on our behalf. Nevada Revised Statutes Section 78.138 currently provides that a director or officer shall not be individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties as a director or officer and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Pursuant to Article XI of our Amended and Restated Articles of Incorporation, we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of our company or is serving at our request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

Article XI of our Amended and Restated Articles of Incorporation also provides that we shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by us of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.

Section 8.1 of our Third Amended and Restated By-Laws requires us to indemnify and hold harmless each person and his or her heirs and administrators who shall serve at any time as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by any reason of his or her having been a director or officer or by reason of any action alleged to have been taken or omitted to have been taken by him or her as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. We, our directors, officers, employees and agents shall be fully indemnified in taking any action or making any payment or in refusing to do so in reasonable reliance upon the advice of counsel.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, the standards are similar to those described immediately above, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination of indemnification must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

We also maintain directors and officers liability insurance with Carolina Casualty Insurance Company and RSUI Indemnity Company with total liability limits of $10,000,000 per occurrence and in the aggregate. With some exceptions (fraud and Section 16(b) violations, for example) this coverage extends to most securities law claims.

Item 16.                 Exhibits.

Exhibit Number	Description

1.1	Form of Underwriting Agreement*
4.1	Form of Common Stock Certificate (1)
4.2	Rights Agreement and Form of Rights Certificate (2)
4.3	Amendment No. 1 to Rights Agreement (3)
4.4	Amendment No. 2 to Rights Agreement (4)
4 5	Form of Preferred Stock Certificate*
4 6	Form of Certificate of Designation*
4 .7	Form of Warrant Agreement*
4.8	Form of Warrant Certificate*
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
5.2	Opinion of Ropes & Gray, LLP
23.3 23.4	Consent of EisnerAmper LLP Consent of Amper, Politziner & Mattia, LLP
24.1	Form of Power of Attorney (contained on signature page)

*	To be filed by amendment or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

(1) Incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form 10-SB (File No. 0-22245) filed with the Commission on March 14, 1997, including any amendment or report filed for the purpose of updating such information.

(2) Incorporated herein by reference to Exhibit 4 to our Current Report on Form 8-K filed with the Commission on April 10, 2000.

(3) Incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Commission on January 22, 2007.

(4) Incorporated herein by reference to Exhibit 4.1 to our Current Report on Form 8-K filed with the Commission on December 10, 2009.

Item 17.                 Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or its most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range, may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (a)(i), (a)(ii) and (a)(iii) above do not apply if the information required with or furnished to the Securities and Exchange Commission to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(e) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(f) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(h) The undersigned Registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(i) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on this 30th day of December, 2011.

APRICUS BIOSCIENCES, INC.

By:	/s/ Randy J. Berholtz
	Name:	Randy J. Berholtz
	Title:	Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Randy J. Berholtz and Steve Martin his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Bassam B. Damaj	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 30, 2011
Bassam B. Damaj, Ph.D.

/s/ Steve Martin	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 30, 2011
Steve Martin

/s/ Henry J. Esber	Director	December 30, 2011
Henry J. Esber, Ph.D.

/s/ Leonard Oppenheim	Director	December 30, 2011
Leonard Oppenheim, Esq.

/s/ Russell Ray	Director	December 30, 2011
Russell Ray

/s/ Deirdre Gillespie, M.D.	Director	December 30, 2011
Deirdre Gillespie

/s/ Kleanthis G. Xanthopoulos	Director	December 30, 2011
Kleanthis G. Xanthopoulos, Ph.D.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP
5.2	Opinion of Ropes & Gray, LLP
23.3	Consent of EisnerAmper LLP
23.4	Consent of Amper, Politziner & Mattia, LLP